Exhibit 1.1

9,000,000 Shares

INCYTE CORPORATION

COMMON STOCK (PAR VALUE $0.001 PER SHARE)

UNDERWRITING AGREEMENT

November 1, 2004

November 1, 2004

Morgan Stanley & Co. Incorporated

c/o Morgan Stanley & Co. Incorporated

      1585 Broadway

      New York, New York 10036

Dear Sirs and Mesdames:

Incyte Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to Morgan Stanley & Co. Incorporated (the “Underwriter”) 9,000,000 shares of its common stock, par value $0.001 per share (the “Firm Shares”). The Company also proposes to issue and sell to the Underwriter not more than an additional 1,350,000 shares of its common stock, par value $0.001 per share (the “Additional Shares”), if and to the extent that the Underwriter shall have determined to exercise its right to purchase such shares of common stock granted to the Underwriter in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”. The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (registration no. 333-119603), including a prospectus, relating to the registration of Common Stock (the “Shelf Securities”), including the Shares, to be sold from time to time by the Company. The registration statement as amended to the date of this Agreement, that has been filed under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus included therein relating to the Shelf Securities as of the date of this Agreement is hereinafter referred to as the “Basic Prospectus”. The Basic Prospectus, as supplemented by the prospectus supplement dated November 1, 2004 (the “Prospectus Supplement”), relating to the Shares, in the form first used to confirm sales of the Shares is hereinafter referred to as the “Prospectus.” Any reference to the term Registration Statement, the Basic Prospectus, any preliminary form of prospectus previously filed with the Commission pursuant to Rule 424 of the Securities Act or the Prospectus shall include the documents incorporated therein by reference. The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference in the Prospectus.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply, in each case, as of the date when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, did not contain and, each such part, as amended or supplemented, will not, as of the date it was so amended or supplemented, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each part of the Registration Statement as of the date it became effective, and the Prospectus, as of the date hereof, complies and, as amended or supplemented, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus, as of the date thereof, does not contain and, as amended or supplemented, will not, as of the date it was so amended or supplemented, contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus or any other amendment thereof or supplement thereto based upon information relating to the Underwriter furnished to the Company in writing by you expressly for use therein.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

(g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or The Nasdaq Stock Market in connection with the offer and sale of the Shares.

(j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(k) There are no (i) legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or (ii) any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(m) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) Except as described in the Prospectus, to the Company’s knowledge, the Company owns or possesses, or has the right to use or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) currently employed by it in commerce, in connection with the business now operated by it, except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect; and, except as otherwise described in the Prospectus, to the Company’s knowledge, the Company is not infringing or conflicting with asserted rights of others with respect to any of such Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(p) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable laws regulating the testing or transportation of drugs, as are necessary to operate its respective properties and to conduct its business, except to the extent the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other material impairment of the rights of the holder of any such Authorization, except to the extent such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

(q) Ernst & Young LLP, who have certified certain consolidated financial statements of the Company, are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations promulgated thereunder.

(r) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(s) The agreements and other documents listed on Schedule I to Exhibit A hereto constitute all of the outstanding material contracts of the Company and its subsidiaries taken as a whole required to be filed as exhibits under Item 601 of Regulation S-K.

2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, to purchase from the Company the Firm Shares at a purchase price of $9.288 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriter the Additional Shares, and the Underwriter shall have the right to purchase, up to 1,350,000 Additional Shares at the Purchase Price. You may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The time and date of such payment for Additional Shares are hereinafter referred to as an “Option Closing Date”.

The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not, during the period ending 90 days after the date of the Prospectus Supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock; whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Shares under this Agreement, (B) the grant of any options, restricted stock or other awards pursuant to benefit plans existing on the date of the Prospectus, (C) the issuance of shares of common stock upon the exercise of an option of a warrant or the conversion of a security outstanding on the date hereof or (D) the issuance of common stock as contingent merger consideration for previous acquisitions.

3. Terms of Public Offering. You have advised the Company that the Underwriter will make a public offering of the Shares purchased by the Underwriter hereunder on the terms to be set forth in the Prospectus, as soon as practicable after this Agreement is entered into as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $9.75 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.18 a share under the Public Offering Price.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the Underwriter at 10:00 a.m., New York City time, on November 5, 2004, or at such other time on the same or such other date, not later than November 8, 2004, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the account of the Underwriter at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than December 15, 2004, as shall be designated in writing by you.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and the Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriter’s Obligations. The several obligations of the Underwriter to purchase and pay for the Firm Shares on the Closing Date or any Option Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or such Option Closing Date, as the case may be:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company’s securities or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Underwriter shall have received on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriter shall have received on the Closing Date an opinion of Pillsbury Winthrop LLP, outside counsel for the Company, dated the Closing Date to the effect set forth in Exhibit A. Such opinion shall be rendered to the Underwriter at the request of the Company and shall so state therein.

(d) The Underwriter shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriter, dated the Closing Date to the effect set forth in Exhibit B.

(e) The Underwriter shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f) The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and certain Section 16 officers and directors of the Company relating to sales and certain other dispositions of shares of common stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriter to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. In further consideration of the agreements of the Underwriter contained in this Agreement, the Company covenants with the Underwriter as follows:

(a) To furnish to you one signed copy of the Registration Statement (including exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.

(e) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 2005 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registrations and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the cost of printing certificates representing the Shares, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other cost and expenses (other than investor presentation or “road show” expenses) incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7, and the last paragraph of Section 9, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in Registration Statement or any amendment thereof, any preliminary prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by you expressly for use therein.

(b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii)

if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and of the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

8. Termination. The Underwriter may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

9. Effectivenes. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriter, or it, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

INCYTE CORPORATION

By:	/s/ Paul A. Friedman
Name:	Paul A. Friedman
Title:	President & CEO

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ William L. Blais
Name:	William L. Blais
Title:	Managing Director

EXHIBIT A

OPINION OF PILLSBURY WINTHROP LLP, COUNSEL FOR THE COMPANY

The opinion of Pillsbury Winthrop LLP, counsel for the Company, to be delivered pursuant to Section 5(c) of the Underwriting Agreement shall be to the effect that:

A. The Company is duly incorporated, validly existing and in good standing under the Delaware General Corporation Law and has the corporate power to own and lease the properties it purports to own and lease and to conduct the business in which it is engaged as described in the Prospectus.

B. Proteome, Inc., a Delaware corporation (the “Subsidiary”), is duly incorporated, validly existing and in good standing under the Delaware General Corporation Law and has the corporate power to own and lease the properties it purports to own and lease and to conduct the business in which it is engaged as described in the Prospectus; and all of the issued shares of capital stock of the Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and, to the knowledge of such counsel, are owned directly by the Company.

C. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

D. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; the issuance of the Shares will not be subject to any preemptive or similar rights of any securityholder of the Company under the Delaware General Corporation Law or the Restated Certificate of Incorporation of the Company; and the shares of Common Stock issued and outstanding on the date hereof have been duly authorized and validly issued and are fully paid and non-assessable.

E. The execution and delivery of, and the performance of the Company’s obligations under, the Underwriting Agreement do not and will not violate or conflict with, result in a breach of, or constitute a default under, (a) the Restated Certificate of Incorporation or the Bylaws of the Company or any other agreement or instrument listed on Schedule I to such opinion, (b) any Governmental Approval or Governmental Registration that may be applicable to the Company or any Affiliate or its properties, (c) to such counsel’s knowledge, any order, decision, judgment or decree of any court or governmental body or agency of the United States of America that may be applicable to the Company or any Affiliate or its properties or (d) the federal law of the United States of America or the Delaware General Corporation Law.

F. Under the federal law of the United States of America and the Delaware General Corporation Law, except for registration of the Shares under the Securities Act, no Governmental Approvals are required to have been obtained, and no Governmental Registrations are required to have been made, by the Company for (a) the valid execution and delivery by the Company of the Underwriting Agreement or (b) the sale by the Company of the Shares under the Underwriting Agreement.

G. To such counsel’s knowledge, (a) no legal or governmental actions, suits or proceedings are pending to which the Company or the Subsidiary is a party, or to which the property of the Company or the Subsidiary is subject, that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and (b) except as described in the Prospectus, no such proceedings have been threatened in writing against the Company or the Subsidiary or with respect to their respective properties.

H. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940.

I. The statements contained in (a) the Prospectus under the caption “Description of Capital Stock”, to the extent that such statements purport to constitute summaries of the terms of the Common Stock and (b) the Registration Statement in Item 15, to the extent such statements purport to constitute summaries of legal matters, agreements or provisions of the Company’s certificate of incorporation or bylaws, are accurate in all material respects.

J. No facts have come to such counsel’s attention that give them reason to believe that (a) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus did not comply as to form when filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (b) the Registration Statement and the Prospectus did not comply as to form when filed in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, or (c) although such counsel have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Prospectus and take no responsibility therefor (except to the extent that such statements relate to us and as set forth in paragraph I above), (i) the Registration Statement or the prospectus included therein at the time the Registration

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Statement was declared effective by the Commission under the Securities Act contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus as of its date or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, such counsel may state that they express no opinion or belief in either clause (a), (b) or (c) above as to the financial statements and other financial and statistical data contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

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Schedule I

Agreements and Instruments:

Rights Agreement dated as of September 25, 1998 between the Company and Chase Mellon Shareholder Services, L.L.C

Indenture dated as of February 4, 2000 between the Company and State Street Bank and Trust Company of California, N.A., as trustee

1991 Stock Plan of Incyte Genomics, Inc., as amended and restated on February 27, 2002

Form of Incentive Stock Option Agreement under the 1991 Plan

Form of Nonstatutory Stock Option Agreement under the 1991 Plan

1993 Directors’ Stock Option Plan of Incyte Genomics, Inc., as amended and restated May 25, 2004

Form of Indemnity Agreement between the Company and its directors and officers

Lease Agreement dated December 8, 1994 between the Company and Matadero Creek

Stock Purchase Agreement dated as of June 22, 1994 between the Company and Pfizer Inc.

Registration Rights Agreement dated as of June 22, 1994 between the Company and Pfizer Inc.

Stock Purchase Agreement dated as of November 30, 1994 between the Company and The Upjohn Company

Registration Rights Agreement dated as of November 30, 1994 between the Company and The Upjohn Company

Lease Agreement dated June 19, 1997 between the Company and The Board of Trustees of the Leland Stanford Junior University

1997 Employee Stock Purchase Plan of Incyte Corporation, as amended April 15, 2003

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1996 Synteni, Inc. Equity Incentive Stock Plan

The Hexagen Limited Unapproved Company Share Option Plan 1996, as amended

Registration Rights Agreement, dated as of December 28, 2000, by and among the Company and the Stockholders of Proteome, Inc.

1998 Employee, Director and Consultant Stock Option Plan of Proteome, Inc., as amended

Form of Restricted Stock Unit Agreement under the 1991 Stock Plan of Incyte Genomics, Inc.

Transition Agreement, dated as of November 26, 2001, between Incyte Genomics, Inc. and Roy A. Whitfield

Amended and Restated Employment Agreement, dated as of November 26, 2001, between Incyte Genomics, Inc. and E. Lee Bendekgey

Amended and Restated Employment Agreement, dated as of November 26, 2001, between Incyte Genomics, Inc. and Michael D. Lack

Amended and Restated Employment Agreement, dated as of November 26, 2001, between Incyte Genomics, Inc. and James P. Merryweather

Amended and Restated Employment Agreement, dated as of November 26, 2001, between Incyte Genomics, Inc. and James R. Neal

Amended and Restated Employment Agreement, dated as of November 26, 2001, between Incyte Genomics, Inc. and John M. Vuko

Offer of Employment Letter, dated November 21, 2001, from the Company to Paul A. Friedman

Offer of Employment Letter, dated November 16, 2001, from the Company to Robert B. Stein

Employment Agreement, dated November 26, 2001, between Paul A. Friedman and Incyte Genomics, Inc. (incorporated by reference to the same number to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002).

Employment Agreement, dated November 26, 2001, between Robert B. Stein and Incyte Genomics, Inc.

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Settlement Agreement dated December 21, 2001, between Affymetrix, Inc. and Incyte Genomics, Inc.

Lease Agreement, dated February 28, 2002, between E.I. DuPont De Nemours and Company and Incyte Genomics, Inc.

Promissory Note dated April 22, 2002 between Incyte Genomics, Inc. and Brian Metcalf and Heather Metcalf

Promissory Note dated June 21, 2002 between Incyte Genomics, Inc. and Robert B. Stein and Faye E. Stein

Amendment to Transition Agreement, effective as of April 1, 2002, between Incyte Genomics, Inc. and Roy A. Whitfield

Amendment to Amended and Restated Employment Agreement, effective as of April 1, 2002, between Incyte Genomics, Inc. and James P. Merryweather

Form of Amendment to Employment Agreement, effective as of July 24, 2002, between Incyte Genomics, Inc. and each of John M. Vuko, Lee Bendekgey, Michael D. Lack and James P. Merryweather

Letter Agreement, dated July 25, 2002, between Incyte Genomics, Inc. and Michael D. Lack

Letter Agreement, dated September 5, 2002, between the Company and Schering-Plough, Ltd.

Letter Agreement, dated February 12, 2003, between Robert B. Stein and Incyte Genomics, Inc.

Sublease Agreement, dated June 16, 2003, between E. I. DuPont de Nemours and Company and Incyte Corporation

Offer of Employment Letter, dated September 2, 2003, from the Company to David C. Hastings

Offer of Employment Letter, dated September 2, 2003, from the Company to John A. Keller

Form of Employment Agreement, effective as of November 21, 2003 between Incyte Corporation and David C. Hastings, John A. Keller, Brian W. Metcalf, Patricia A. Schreck (effective date of December 8, 2003) and Paula J. Swain

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Retention Agreement, effective as of November 21, 2003, by and between Incyte Corporation and Kenneth Jacobsen

Collaboration and License Agreement by and between Pharmasset, Ltd. and Incyte Corporation, dated as of September 3, 2003

Agreement by and between Maxia Pharmaceuticals, Inc. and Ortho-McNeil Pharmaceutical, Inc., dated as of November 1, 2000, as amended

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EXHIBIT B

OPINION OF DAVIS POLK & WARDWELL

The opinion of Davis Polk & Wardwell to be delivered pursuant to Section 5(d) of the Underwriting Agreement shall be to the effect that:

A. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

B. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights; and the shares of Common Stock issued and outstanding on the date hereof have been duly authorized and validly issued and are fully paid and non-assessable.

C. The statements relating to legal matters, documents or proceedings included in the Prospectus under the captions “Description of Capital Stock” and “Underwriter” fairly summarize in all material respects such matters, documents or proceedings.

D. Nothing has come to the attention of such counsel to cause such counsel to believe that (except for the financial statements and financial schedules and other financial and statistical data, as to which such counsel need not express any belief) (i) the Registration Statement or the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus as of its date or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, such counsel may state that they express no opinion or belief in either clause (i) or (ii) above as to the financial statements and other financial and statistical data contained or incorporated by reference in or omitted from the Prospectus.

With respect to the matters referred to in the paragraph above, Davis Polk & Wardwell may state that their beliefs are based upon their participation in the preparation of the Prospectus (and any amendments or supplements thereto) and review and discussion of the contents thereof (including the review of, but not participation in the preparation of, the incorporated documents), but are without independent check or verification except as specified.

EXHIBIT C

FORM OF LOCK-UP LETTER

                        , 2004

Morgan Stanley & Co. Incorporated
c/o	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Incyte Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by g Morgan Stanley (the “Underwriter”), of up to $175,000,000 of shares (the “Shares”) of the common stock (par value $.001 per share) of the Company (the “Common Stock”) under the Company’s Registration Statement on Form S-3 (File No. 333-119603).

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus Supplement”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriter pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus Supplement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name)

(Address)

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